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                                                                    EXHIBIT 99.2
                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                               OFFER TO EXCHANGE

            13 1/2% SERIES B SENIOR SECURED DISCOUNT NOTES DUE 2007
                          FOR ANY AND ALL OUTSTANDING
            13 1/2% SERIES A SENIOR SECURED DISCOUNT NOTES DUE 2007

                                      OF

                 PRICE COMMUNICATIONS CELLULAR HOLDINGS, INC.

  Registered holders of outstanding 13 1/2% Series A Senior Secured Discount Notes due 2007 (the "Old Notes") who wish to tender their Old Notes in exchange for a like principal amount of 13 1/2% Series B Senior Secured Discount Notes due 2007 (the "New Notes") and, in each case, whose Old Notes are not immediately available or who cannot deliver their Old Notes (or any other documents required by the Letter of Transmittal) to Bank of Montreal Trust Company (the "Exchange Agent") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery together with a properly completed and duly executed Letter of Transmittal may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See "The Exchange Offer--Guaranteed Delivery Procedures" in the Prospectus.

                 The Exchange Agent for the Exchange Offer is:

                        BANK OF MONTREAL TRUST COMPANY

                             BY MAIL, BY OVERNIGHT
                              COURIER OR BY HAND:

                        Bank of Montreal Trust Company
                               Wall Street Plaza
                          88 Pine Street, 19th Floor
                              Attn: Amy Roberts,
                          Corporate Trust Department
                              New York, NY 10005

                                 BY FACSIMILE:
                                (212) 701-7698

                             CONFIRM BY TELEPHONE:
                                (212) 701-7653

  Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.
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                   THE FOLLOWING GUARANTEE MUST BE COMPLETED

                             GUARANTEE OF DELIVERY

                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent at its address set forth above, the certificates representing the Old Notes, with any required signature guarantees, and any other documents required by the Letter of Transmittal within five New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.


Name of Firm: ____________________________    _________________________________
                                                   (AUTHORIZED SIGNATURE)


Address: _________________________________
                                              Title: __________________________


------------------------------------------
                                (ZIP CODE)    Name: ___________________________
                                                   (PLEASE TYPE OR PRINT)


Area Code and Telephone Number: __________

                                              Date: ___________________________
 NOTE: DO NOT SEND NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. NOTES SHOULD
                   BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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